UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     March 29, 2012

LINKWELL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1104 Jiatang Road, Jiading District, Shanghai, China	201807
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 21-5566-6258

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.

On March 30, 2012 Linkwell Corporation acquired Metamining Nevada, Inc., a Nevada corporation (“Metamining Nevada”) from Metamining Inc., an unrelated third party.   Pursuant to the terms of the Share Exchange Agreement between the parties, we acquired 100% of the capital stock of Metamining Nevada in exchange for 9,000,000 shares of our Series C convertible preferred stock and a Series C common stock purchase warrant.  The parties made customary representations and warranties and agreed to customary covenants in the Share Exchange Agreement.

Metamining Nevada is a development stage company which was established in March 2011.  In April 2011 Metamining Inc. entered into agreements with unrelated third parties to acquire rights to mining claims, together with certain real property rights, on approximately 4,500 acres in northern Nevada for an aggregate purchase price of $14,250,000.  Under the terms of the two year agreements, the purchase price is payable in instalments, of which an aggregate of $5,625,000 is due on April 15, 2012 and the balance of $5,625,000 is due on April 15, 2013. We will need to raise additional capital to satisfy these amounts.

During the terms of the agreements, Metamining Nevada has the right to explore and mine the properties and the quit claim deeds for these properties are being held in escrow pending payment in full of the purchase price.  If any portion of the purchase price should not be paid when due, subject to certain extensions as described in the agreements, all amounts theretofore paid are forfeited and the agreements are terminated. During the terms of the agreements, the seller designated Mr. Howard Fisher as a member of Metamining Nevada’s Board of Directors.  Mr. Fisher’s responsibilities are to control the transfer of the properties or provide for the recovery of the properties, at the termination of the agreement, as the case may be.  He does not otherwise have any voting rights as a member of Metamining Nevada’s board.

In March 2012 prior to when we entered into the Share Exchange Agreement, Metamining entered into an extension agreement with the sellers pursuant to which upon the payment of $300,000, of which $150,000 is due by April 15, 2012 and the balance is due by April 30, 2012, the due date of April 15, 2012 payment of $5,625,000 is extended to June 15, 2012. The $300,000 payment will be applied to the $5,625,000 installment balance due on April 15, 2013. Metamining Inc. will advance Metamining Nevada the funds necessary to satisfy this extension payment.

A copy of the Share Exchange Agreement is filed herewith as Exhibit 10.9 and incorporated herein by reference.  Copies of the agreements related to rights to the mining claims are filed herewith as Exhibits 10.10, 10.11 and 10.12.  The descriptions of certain terms of the these agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the agreements.

Item 3.02                      Unregistered Sales of Equity Securities.

On March 30, 2012 we issued 9,000,000 shares of our Series C convertible preferred stock and the Series C warrant to Metamining Inc. as consideration for the purchase of Metamining Nevada.  The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of that act. The designations, rights and preference of the Series C convertible preferred stock is described in Item 5.03 of this report.

The Series C warrant is exercisable for five years at any time, following a 1:200 reverse stock split of our common stock, into 3,000,000 shares of our post-split common stock at an exercise price of $5.00 per share.  The warrant contains customary anti-dilution protection in the event of stock splits, recapitalizations and similar corporate events.  A copy of the Series C warrant is filed herewith as Exhibit 4.1 and incorporated herein by reference.  The description of certain terms of the Series C warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the Series C warrant.

On March 30, 2012 we also issued an aggregate of 581,973 shares of Series C convertible preferred stock to China Direct Investments, Inc. for services rendered in connection with our acquisition of Metamining Nevada. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 30, 2012 Song Qiang Chen and Ling Li were appointed to our Board of Directors, to serve along with Xuelian Bian and Wei Guan, our current directors.  Biographical information on Messrs. Chen and Li is as follows:

Song Qiang Chen.  Mr. Chen has been Chairman of Metamining Nevada since March 2011, and has served as Chairman of Metamining Inc. since co-founding the company in 2008.  Metamining Inc. manages and develops a portfolio of mineral assets, including iron or and coal reserves.  He has also served as Chairman of Metawise Group, Inc., an international commodity trading company which is an affiliate of Metamining Inc., since 2002. Mr. Chen received a Bachelor’s degree in Economic Management from Zhongzhou University in China.

Ling Li.  Mr. Li has been President and a member of the Board of Directors of Metamining Nevada since March 2011, and has served as President and a member of the Board of Directors of Metamining Inc. since co-founding the company in 2008.  Metamining Inc. manages and develops a portfolio of mineral assets, including iron or and coal reserves.  He has also served as President of Metawise Group, Inc., an international commodity trading company which is an affiliate of Metamining Inc., since 1997. Mr. Li received a Master Degree in Law from China University of Political Science and Law.

No determination has been made at this time regarding any compensation which may be paid to Messrs. Chen and Li for their services as members of our Board of Directors.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2012 we filed Articles of Amendment to our Articles of Incorporation designating a series of our blank check preferred stock, consisting of 9,581,973 shares, as Series C convertible preferred stock.  The designations, rights and preferences of the Series C convertible preferred stock is as follows:

•
at any time following the effectiveness of a 1:200 reverse stock split of our then outstanding common stock, the shares of Series C convertible preferred stock are convertible at the option of the holder into shares of our common stock on a 1:1 basis;

•
the stated value of the shares is $0.0005 per share, and in the event of a liquidation or winding up of our company, the holders would be entitled a liquidation preference equal to the stated value per share;

•	the shares are not entitled to receive any dividends, except as may be declared by our Board of Directors from time to time, and the shares have no redemption or call rights attached;
•	the Series C convertible preferred stock ranks pari passu with any other series of preferred stock our Board may designate and is not designated as a senior security;
•
each share of Series C convertible preferred stock is entitled to one vote for every share of our common stock into which it is then convertible, and is entitled to vote together with our common shareholders on all matters submitted to a vote of our shareholders;

•	the shares carry customary anti-dilution provisions in the event of stock splits, recapitalizations or similar corporate events following the effective date of the reverse stock split; and
•	upon conversion, all shares of Series C convertible preferred stock return to the status of authorized but undesignated shares of our blank check preferred stock.

A copy of the Articles of Amendment to our Articles of Incorporation is filed herewith as Exhibit 3.10 and incorporated herein by reference.  The description of certain terms of the Series C convertible preferred stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial statement of businesses acquired.

The audited financial statements of Metamining Nevada at December 31, 2011 and for the period of March 30, 2011 (inception) through December 31, 2011 will be filed by amendment within the time prescribed by the rule.

(b)           Pro forma financial information.

The unaudited pro forma balance sheet at December 31, 2011 and unaudited pro forma statements of operations for the year ended December 31, 2011 to give effect to the acquisition of Metamining Nevada will be filed by amendment within the time prescribed by the rule.

(d)           Exhibits.

Exhibit No.                                           Description

3.10	Articles of Amendment to the Articles of Incorporation containing the designations, rights and preferences of the Series C Convertible Preferred Stock.
4.1	Series C Common Stock Purchase Warrant issued to Metamining Inc.
10.9	Share Exchange Agreement dated March 30, 2012 by and among Linkwell Corporation, Metamining Nevada Inc. and Metamining Inc.
10.10	Purchase and Sale Agreement (Agreement No. NV01) dated April 15, 2011 by and between Little Valley Group, LLC and Metamining Inc.
10.11	Purchase and Sale Agreement (Agreement No. NV02) dated April 15, 2011 by and between Greater Nevada Ranches, LLC and Metamining Inc.
10.12	Purchase and Sales Agreement (Agreement No. NV03) dated April 15, 2011 by and between Western Resource Group, LLC and Metamining Inc.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linkwell Corporation

Date: April 3, 2012	By: /s/ Xuelian Bian
Xuelian Bian President and Chief Executive Officer